NEWS

RELEASE

Astronics Corporation · 130 Commerce Way · East Aurora, NY · 14052-2191

For more information contact:

David C. Burney, Chief Financial Officer

Phone: 716.805.1599, ext. 159

Fax: 716.805.1286

FOR IMMEDIATE RELEASE

Astronics Corporation to Appeal Nasdaq Delisting Notification

EAST AURORA, NY, November 5, 2004 -- Astronics Corporation (Nasdaq: ATRO) announced today that it received a Nasdaq Staff Determination notification on November 2, 2004, indicating that Astronics has not complied with Nasdaq's Marketplace Rule 4350(a)(5) because its audit committee did not meet the Nasdaq's and the federal securities laws' audit committee independence requirements and because Astronics' Corporate Governance Certification Form filed with Nasdaq was invalidly certified. Under applicable requirements, Astronics was required to have a fully independent audit committee consisting of at least three members by April 29, 2004, the date of its most recent annual meeting of shareholders. Although all three members of the Astronics' audit committee qualify as independent directors, one of them failed to meet the additional independence requirements for audit committee members. As a result, the Nasdaq Staff Determination notification stated that Astronics does not meet Nasdaq's audit committee requirement for continued listing on The Nasdaq Stock Market, and that its securities are, therefore, subject to delisting from The Nasdaq Stock Market on November 11, 2004, unless Astronics requests a hearing with a Nasdaq Listing Qualifications Panel. Astronics will request a hearing which will automatically stay the delisting pending the Panel's review and determination. Until the Panel's ultimate determination, Astronics' common stock will continue to be traded on the Nasdaq National Market.

Kevin T. Keane, Chairman of the Board of Directors of Astronics commented, "As a result of an internal review, we became aware that one of our Board members, while meeting the definition for independence for our Board, did not meet the requirements for independence for the audit committee. We are in the process of identifying a director who will be qualified under all applicable standards to serve on its audit committee. We anticipate having the new member in place later this year or early next year".

Astronics Corporation to Appeal Nasdaq Delisting Notification

November 5, 2004

ABOUT ASTRONICS CORPORATION

Astronics Corporation is a manufacturer of specialized lighting and electronics for the cockpit, cabin and exteriors of military, commercial transport and private business jet aircraft. A major lighting and electronics supplier to the aircraft industry, its strategy is to expand from a components and subsystems supplier to an aircraft lighting systems integrator, increasing the value and content it provides to various aircraft platforms. Luminescent Systems Inc. is Astronics' primary operating subsidiary which produces its aerospace and defense products.

For more information on Astronics and its products, visit its website at www.Astronics.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words "expect," "anticipate," "plan," "may," "will," "estimate" or other similar expression. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially than those contemplated by the statements. Important factors that could cause actual results to differ materially include the Company's ability to effectively present its case to avoid delisting, that it can find a qualified director for its audit committee in a timely fashion and meet the continued listing requirements of the Nasdaq and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.